UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 17, 2017

Date of Report (Date of earliest event reported)

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-33500	98-1032470
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland

(Address of principal executive offices, including zip code)

011-353-1-634-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

Closing of Exchangeable Senior Notes Offering

On August 23, 2017, Jazz Investments I Limited, a Bermuda exempted company limited by shares (the “Issuer”) and a wholly-owned subsidiary of Jazz Pharmaceuticals plc (the “Company”), completed its previously announced private placement of $500.0 million aggregate principal amount of its 1.50% exchangeable senior notes due 2024 (the “Notes”) to two investment banks acting as initial purchasers (together, the “Initial Purchasers”) who subsequently resold the Notes to qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Issuer has also granted the Initial Purchasers a 13-day option to purchase up to an additional $75.0 million aggregate principal amount of Notes from, and including, August 23, 2017.

The Company estimates that the net proceeds from the offering of the Notes will be approximately $486.0 million (or $559.1 million if the Initial Purchasers exercise their option to purchase additional Notes in full), after deducting the Initial Purchasers’ discount and estimated offering expenses payable by the Issuer and the Company. The Company intends to use net proceeds from this offering to repay all or a substantial portion of the outstanding borrowings under the revolving credit facility provided for under the Company’s current credit agreement. Any remaining net proceeds will be used for general corporate purposes, including potential business development activities. As of June 30, 2017, $500.0 million of borrowings were outstanding under the Company’s revolving credit facility. The interest rate on the revolving credit facility as of that date was 2.91%.

The Notes, the Guarantee and the Indenture

The Notes were issued pursuant to an Indenture, dated as of August 23, 2017 (the “Indenture”), among the Issuer, the Company and U.S. Bank National Association, as trustee. The Notes are fully and unconditionally guaranteed, on a senior unsecured basis, by the Company (the “Guarantee”). The Notes and the Guarantee are the Issuer’s and the Company’s senior unsecured obligations.

Interest on the Notes will be payable semi-annually in cash in arrears on February 15 and August 15 of each year, beginning on February 15, 2018, at a rate of 1.50% per year. In certain circumstances, the Issuer and the Company may be required to pay additional amounts as a result of any applicable tax withholding or deductions required in respect of payments on the Notes. The Notes mature on August 15, 2024 unless earlier exchanged, repurchased or redeemed.

The Notes are exchangeable at an initial exchange rate of 4.5659 ordinary shares of the Company (“ordinary shares”) per $1,000 principal amount of the Notes, which is equal to an initial exchange price of approximately $219.02 per ordinary share. Upon exchange, the Notes may be settled in cash, ordinary shares or a combination of cash and ordinary shares, at the Issuer’s election. The exchange rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. Following a “make-whole fundamental change” (as defined in the Indenture) or upon the Issuer’s issuance of a notice of redemption, the Issuer will increase the exchange rate for a holder who elects to exchange its Notes in connection with such “make-whole fundamental change” or during the related redemption period in certain circumstances.

Holders may exchange all or any portion of their Notes at their option at any time prior to the close of business on the business day immediately preceding May 15, 2024 only upon satisfaction of one or more of the following conditions: (1) during any calendar quarter commencing after the calendar quarter ending on December 31, 2017 (and only during such calendar quarter), if the last reported per share sale price of the ordinary shares for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the exchange price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the ordinary shares and the applicable exchange rate on such trading day; (3) if the Issuer provides a notice of redemption, at any time following the issuance of the redemption notice and prior to the close of business on the second scheduled trading day immediately preceding the related redemption date; or (4) upon the occurrence of specified corporate events. On or after May 15, 2024, a holder may exchange any of its Notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date regardless of the foregoing conditions.

The Issuer may redeem the Notes at its option, prior to August 15, 2024, in whole but not in part, subject to compliance with certain conditions, if the Issuer has, or on the next interest payment date would, become obligated to pay to the holder of any Note additional amounts as a result of certain tax-related events at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest, including additional interest, if any, to, but excluding, the redemption date. The Issuer also may redeem the Notes at its option on or after August 20, 2021, in whole or in part, if the last reported sale price per ordinary share has been at least 130% of the exchange price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending within three trading days immediately preceding the date on which the Issuer provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund will be provided for the Notes.

If the Company undergoes a “fundamental change” (as defined in the Indenture), subject to certain conditions, holders may require the Issuer to repurchase all or part of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture includes customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately. The following events are considered “events of default,” which may result in acceleration of the maturity of the Notes:

(1)	the Issuer fails to pay or cause to be paid any installment of interest on any of the Notes, which failure continues for 30 days after the date when due;

(2)	the Issuer fails to pay or cause to be paid the principal of any Note when the same becomes due and payable at its stated maturity, upon redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(3)	the Issuer or the Company fails to pay or deliver when due the consideration deliverable upon exchange of the Notes and such failure continues for five business days;

(4)	the Issuer fails to comply with its notice obligations in connection with a fundamental change, specified corporate events or a make-whole fundamental change as provided in the Indenture;

(5)	the Issuer or the Company fails to comply with its respective obligations under the Indenture with respect to consolidation, merger, amalgamation, sale of assets or tax residence of the Issuer or the Company;

(6)	the Issuer fails for a period of 60 days after written notice from the trustee or the holders of 25% or more of aggregate principal amount of the Notes then outstanding has been received by the Issuer to perform or observe any term, covenant or agreement contained in the Notes or the Indenture;

(7)	the Issuer, the Company or any of the Company’s other subsidiaries shall be in default with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $50.0 million (or its foreign currency equivalent) in the aggregate of the Issuer, the Company and/or any such subsidiary, and such default:

(i)	results in such indebtedness becoming or being declared due and payable, or

(ii)	constitutes a failure to pay the principal or interest of any such indebtedness when due and payable (at its stated maturity, upon redemption, upon required repurchase, upon declaration or acceleration as a result of an event of default or otherwise), and such acceleration shall not have been rescinded or annulled or such failure to pay shall not have been cured within 60 days after written notice to the Company by the trustee or holders of 25% or more in aggregate principal amount of the Notes then outstanding;

(8)	certain events of bankruptcy, insolvency or reorganization of the Issuer, the Company or any of the Company’s significant subsidiaries occur; or

(9)	the Guarantee by the Company ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or the Company denies or disaffirms the obligations under the Indenture or its Guarantee.

If specified bankruptcy and insolvency-related events of default described in clause (8) above and further specified in the Indenture with respect to the Issuer or the Company occur, the principal of, and accrued and unpaid interest on, all of the then-outstanding Notes shall automatically become due and payable. If an event of default other than these bankruptcy and insolvency-related events of default with respect to the Issuer or the Company occurs and is continuing, the trustee by notice to the Issuer or the holders of 25% or more of aggregate principal amount of the Notes then outstanding by notice to the Issuer and the trustee, may declare the principal of, and accrued and unpaid interest on, all of the then-outstanding Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Issuer elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will, for the first 360 days after such event of default, consist exclusively of the right to receive additional interest on the Notes. The Indenture also provides that additional interest may be payable on the Notes if the Notes are not “freely tradeable” (as defined in the Indenture) during the periods and as required by the Indenture.

The Issuer has agreed to use its commercially reasonable efforts to procure approval for the listing of the Notes on the Bermuda Stock Exchange (or on another recognized stock exchange for the purposes of Section 64 of the Taxes Consolidation Act 1997 of Ireland) prior to February 15, 2018, which is the first interest payment date for the Notes.

The foregoing description of the Notes, the Guarantee, the Indenture and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Indenture, which is filed as Exhibit 4.1 to this report and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 and Item 8.01 of this report is incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

On August 17, 2017, the Issuer and the Company entered into a Purchase Agreement (the “Purchase Agreement”) with the Initial Purchasers relating to the sale of up to $575.0 million aggregate principal amount of the Notes to the Initial Purchasers in a private placement in reliance on Section 4(a)(2) of the Securities Act and for initial resale by the Initial Purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Issuer, the Company and the Initial Purchasers relied on these exemptions from registration based in part on representations made by the Issuer, the Company and the Initial Purchasers, respectively. The Issuer has also granted the Initial Purchasers a 13-day option to purchase up to an additional $75.0 million aggregate principal amount of Notes, from, and including, August 23, 2017. The Purchase Agreement includes customary representations, warranties and covenants by the Issuer, the Company and the Initial Purchasers. Under the terms of the Purchase Agreement, each of the Issuer and the Company has agreed to indemnify the Initial Purchasers against certain liabilities under the Securities Act. None of the Notes, the Guarantee or the ordinary shares issuable upon exchange of the Notes has been registered under the Securities Act or the securities laws of any other jurisdiction, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

On August 17, 2017 and August 18, 2017, the Company issued press releases announcing the offering of the Notes. A copy of the foregoing press releases are filed hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of August 23, 2017, among Jazz Pharmaceuticals Public Limited Company, Jazz Investments I Limited and U.S. Bank National Association

4.2	Form of 1.50% Exchangeable Senior Note due 2024 (included in Exhibit 4.1)

99.1	Press release, dated August 17, 2017

99.2	Press release, dated August 18, 2017

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, all statements related to the expected use of the net proceeds from the offering of the Notes and other future events related to the Notes, the potential exercise by the Initial Purchasers of their option to purchase additional Notes and all other statements that are not historical facts. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: whether the Initial Purchasers will exercise their option to purchase additional Notes, including in light of market risks, and, in the event such option is exercised, the satisfaction of closing conditions related thereto; the Company’s ability to repay outstanding borrowings under its revolving credit facility in a timely manner or at all, and the Company’s ability to re-borrow any amounts repaid under the revolving credit facility; the Company’s ability to identify and acquire, in-license or develop additional products or product candidates to grow its business; and the Company’s ability to service its substantial outstanding consolidated indebtedness, which requires a significant amount of cash: and other risks and uncertainties related to such indebtedness, including, but not limited to, the risks that the accounting method for exchangeable debt securities that may be settled in cash, such as the Notes, is subject to accounting rules that could have a material effect on the Company’s reported or future consolidated financial results, that changes in the Company’s credit ratings could have an adverse effect on the market price of the ordinary shares and the value of the Notes, and that the Company’s substantial outstanding consolidated debt obligations could result in possible restrictions on the Company’s ability and flexibility to pursue certain future opportunities; and those other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals plc’s Securities and Exchange Commission filings and reports (Commission File No. 001-33500), including the Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 and future filings and reports by the Company. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information, future events or changes in its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

By:	/s/ Matthew P. Young
Name:	Matthew P. Young
Title:	Executive Vice President and Chief Financial Officer

Date: August 23, 2017

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of August 23, 2017, among Jazz Pharmaceuticals Public Limited Company, Jazz Investments I Limited and U.S. Bank National Association

4.2	Form of 1.50% Exchangeable Senior Note due 2024 (included in Exhibit 4.1)

99.1	Press release, dated August 17, 2017

99.2	Press release, dated August 18, 2017